SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: August 12, 2005

Ventures-National Incorporated
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On August 12, 2005, Oblio Telecom, Inc. (“Oblio”), a Delaware corporation and the wholly owned subsidiary of Ventures National Incorporated, dba Titan General Holdings (the “Company”), and Oblio’s wholly-owned subsidiary, entered into a Credit and Security Agreement (the “Credit Agreement”) with CapitalSource Finance LLC (“Capital Source”) providing for a $26,400,000 credit facility (the “Credit Facility”), consisting of a $15,000,000 revolving credit facility (the “Revolving Loan”), a $5,000,000 senior term loan (the “Term Loan A”) and a $6,400,000 senior term loan (the “Term Loan B”) for the purpose of financing the transactions described under Item 2.01 hereof. Oblio received aggregate proceeds of approximately $ 16,037,000 from Capital Source upon the closing. In connection with the execution of the Credit Agreement, the Company paid CapitalSource a commitment fee of $264,000. In addition, Capital Source received an aggregate of 1,250,000 shares of the Company’s common stock.

The Revolving Loan has a three-year term and carries an annual interest rate of prime plus one percent with a minimum of 6.50% and is payable monthly in arrears. The principal is due at the end of the term. Prepayments of principal are subject to penalty. The amounts available from time to time under the Revolving Loan are determined by the value of Oblio’s eligible receivables and inventory.

The Term Loan A and the Term Loan have a term of 15 months and are amortized on a straight line over 24 months with a balloon payment due at the end of the term, if necessary. Both loans carry an interest rate of prime plus four percent. Principal and interest payments are payable monthly in arrears. Both term loans may be prepaid without penalty. On a monthly basis, 100% of Oblio’s excess cash flow will be applied equally to repayment of the Term Loan A and the Term Loan B.

As security for its obligations under the Credit Agreement, Oblio pledged all its assets and accounts receivable to CreditSource. In addition, the Company pledged its stock in Oblio. As further security for Oblio’s obligations under the Term Loan B only, Farwell Equity Partners, LLC, a Delaware limited liability company ("Farwell"), pledged from its portfolio publicly traded securities with a fair market value of approximately $12.6 million . David Marks, the Company’s Chairman, is the sole managing member of Farwell.

Amendment of Agreement and Certain Financial Instruments with Laurus Master Fund, Ltd.

In connection with the transactions described under Item 2.01, the Company amended the terms of the registration rights agreement dated as of November 20, 2003 (the “Registration Rights Agreement”) with and certain financial instruments for the benefit of Laurus Master Fund, Ltd. (“Laurus”) as follows:

1.
The Fixed Conversion Price under that certain minimum borrowing note dated November 20, 2003 (the “November 2003 Revolving Note”), that certain convertible term note dated November 20, 2003 (the “November 2003 Term Note”), and that certain convertible term note dated March 30, 2004 (the “November 2003 MB Note,” together with the November 2003 Revolving Note and the November 2003 Term Note, the “Notes”), was increased from $0.40 per share to $1.50 per share;

2.
Until March 1, 2006, the Company’s prepayment penalties under the Notes will be equal to 5% of any principal amount prepaid; after March 1, 2006, the Company’s prepayment penalties will be equal to the amounts called for under the Notes;

3.	The maturity date of the November 2003 Revolving Note and the November 2003 MB Note, together with the loan and security agreement related thereto, will be extended until August 12, 2008;
4.
The minimum monthly principal payment pursuant to the March 2004 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $215,000 per month, together with accrued interest thereon, from March 1, 2006 through March 1, 2007, with any balance paid with the final payment;

5.
The minimum monthly principal payment pursuant to the November 2003 Term Note will be $25,000 per month from October 1, 2005, together with accrued interest thereon, from September 1, 2005 through February 1, 2006, and $150,000 per month, together with accrued interest thereon, from March 1, 2006 through November 1, 2006, with any balance paid with the final payment;

6.
The Company will be permitted to immediately borrow all funds available pursuant to the loan and security agreement between the Company and Laurus dated as of November 20, 2003 and the over-advance amendment thereto dated as of April 4, 2005. The collateral pledged by Farwell in support of such over-advance facility will continue to be pledged to Laurus until such time as the over-advance facility is indefeasibly repaid in full;

7.	All warrants previously issued to Laurus were cancelled; and
8.
the Registration Rights Agreements was amended to provide that a registration statement covering the resale of the securities issuable upon conversion of the Notes, together with 2,500,000 shares of the Company’s common stock issued to Laurus in connection with the transactions described herein, shall be declared effective by the Securities and Exchange Commission no later than 90 days following the closing date of the acquisition of Oblio by the Company. Such registration statement shall also be permitted to include: (i) the shares of Common Stock (as defined below) issuable upon conversion of the Preferred Stock (as defined below); (ii) 375,000 shares of Common Stock issued to the Owners (as defined below); (iii)1,250,000 shares of Common Stock issued to CS Equity, an affiliate of CapitalSource; (iv) 500,000 shares of common stock issued to a consultant in connection with the transactions described under Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of Stock Purchase

On August 12, 2005, the Company completed the acquisition from Farwell of all of the issued and outstanding shares of common stock of Oblio in consideration for the issuance to Farwell of 66,000,000 shares of common stock of the Company.

Oblio is engaged in the creation, marketing, and distribution of prepaid telephone products for the wire line and wireless markets and other related activities. For the fiscal years ended December 31, 2004 and 2003, Oblio generated revenues of approximately $146,873,000 and $163,662,000, respectively. Its net income for those periods was $10,588,567 and $13,625,408, respectively.

Completion of Asset Purchase

The acquisition of the Oblio shares occurred immediately following the completion of the acquisition by Oblio of substantially all of the assets (the “Oblio Assets”) of Oblio Telecom L.L.P., a Texas limited liability company (“Oblio Texas”), in total consideration of $30,500,000, consisting of $19,000,000 in cash, the issuance of 9,000,000 shares of Oblio’s Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”), and the issuance of an 18-month promissory note in the principal amount of $2,500,000 (the “Promissory Note”). In addition, the Company issued to Sammy Jibrin and Radu Achiriloaie, the owners of Oblio Texas (the “Owners”), 375,000 shares of its common stock, par value $0.001 (the “Common Stock”). Of the cash portion, $1,000,000 will be held in escrow for a period of up to 50 days and released to Oblio Texas upon certification that as of the day immediately preceding the closing of the acquisition, Oblio Texas’s current liabilities were less than its current assets. Of the cash paid in connection with the acquisition, approximately $15,422,000 was financed by means of the Credit Facility. The balance was financed by receivables retained by Oblio Texas.

The Preferred Stock consists of four tranches, the first one of which includes 3,000 shares of Preferred Stock and each one of the others include 2,000 shares with an initial stated value of $1,000 per share, subject (except in the case of the first tranche) to reduction in the event Oblio fails to meet certain EBITDA targets. Holders of the Preferred Stock are entitled to preferential cash dividends out of the Company’s funds at an annual rate of 3% of the then current stated value. Oblio may redeem the Preferred Stock at any time at a premium of 105%, 110% and 115% of the then stated value (plus accrued and unpaid dividends) during the first, second and third year after issuance of the Preferred Stock, respectively. All shares of Preferred Stock must be redeemed on the third anniversary of issuance. Commencing on each of the three anniversaries following the issuance of the Preferred Stock, each of the second, third and fourth tranche of Preferred Stock is convertible into a number of shares of Common Stock equal to the then stated value (plus accrued and unpaid dividends) divided by $1.50 (the “Conversion Price”). The Conversion Price is subject to adjustments as a result of, among other things, stock splits and reclassifications and contains the usual anti-dilution provisions. The Company has undertaken to register the shares of Common Stock issuable upon conversion of the Preferred Stock.

Also, Oblio entered into three-year employment agreements (the “Employment Agreements”) with Messrs. Jibrin and Achiriloaie at an annual base salary of $175,000 for each. In addition, each will be entitled to receive bonuses tied to Oblio’s EBITDA. Each person is subject to non-compete provisions.

Certain of the payments due under the Preferred Stock, Promissory Note and the Employment Agreements are subordinate to the rights of CapitalSource pursuant to the Credit Agreement.

Fairness Opinion

In connection with the issuance of 66,000,000 shares of Common Stock in consideration of the purchase by the Company of the issued and outstanding shares of Oblio from Farwell, an affiliated entity, the Board of Directors of the Company received a fairness opinion from vFinance Investments, Inc. (“vFinance”) dated August 8, 2005.

In that opinion, vFinance expressed its opinion that, as of the date of the opinion, the issuance of the 66,000,000 shares of Common Stock issued to Farwell, was fair from a financial point of view, to the holders of Common Stock other than those affiliated with Farwell.

Item 3.02 Unregistered Sales of Equity Securities.

On August 12, the Company issued an aggegate of 70,750,000 shares of Common Stock, as follows:

1.	66,000,000 shares of Common Stock were issued to Farwell as consideration for the purchase of the shares of common stock of Oblio.
2.	2,500,000 shares of Common Stock were issued to Laurus in connection with the amendment of the documents Registration Rights Agreement and the Notes.
3.	1,250,000 shares of Common Stock were issued to CS Equity LLC an affiliate of Capital Source as an additional fee in connection with the execution of the Credit Agreement.
4.	500,000 shares of Common Stock were issued to a consultant in connection with the transactions described under Item 2.01.
5.	375,000 shares of Common Stock were issued to the Owners.
6.	125,000 shares were issued Capital Solutions Group, L.L.C. for providing financial advice to Oblio in connection with the transaction set forth under Item 2.01.

All shares issued were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Except for the shares of Common Stock issued to Farwell, the Company has agreed to register all of the shares disclosed herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired (1)
(b) Pro Forma Financial Information (1)
_______________
(1) Financial information required to be included herein will be filed by amendment to this Current Report within the time period specified therefor.

Exhibit
Number	Description
4.1	Certificate of Designation for the Series A Cumulative Convertible Preferred Stock of Oblio Telecom,Inc. defining the rights of the holders of the Preferred Stock of
Oblio Telecom, Inc.
10.1	Asset Purchase Agreement dated July 28, 2005 among Farwell Equity Partners, Oblio Telecom, Inc. Oblio Telecom L.L.P., Sammy Jibrin and Radu Achiriloaie(1)
10.2	Stock Purchase Agreement dated August 12, 2005 between the Company and Farwell Equity Partners
10.3	Employment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Radu Achiriloaie,
10.4	Eployment Agreement dated August 12, 2005, between Oblio Telecom, Inc. and Sammy Jibrin
10.5	Agreement, dated August 12, 2005, between the Company and Laurus Master Fund, Ltd.
10.6	Credit and Security Agreement dated as of August 12, 2005 between Oblio Telecom, Pinless, Inc. and CapitalSource Finance LL
99.1	Fairness Opinion dated August 8, 2005, issued by vFinance Investments, Inc.
99.2	Press Release dated August 12, 2005
99.3	Press Release dated August 12, 2005

_______________
(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed August 1, 2005

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Ventures- NationalIncorporated

Date: August 18, 2005	By:	/s/ Daniel D. Guimond
Daniel D. Guimond
Chief Financial Officer